Report Name - 10F-3

Fund - SmB World Funds - Intl All Cap Growth Port

                                Period : 05/01/05 through 10/31/05


                                    ID : 683
                           Issuer Name : Mizuho Financial Group, Inc
                            Trade Date : 10/24/05
                        Selling Dealer : Morgan Stanley
                Total Shares Purchased : 42.00
                        Purchase Price : $696,780
                    % Received by Fund : 0.006%
                        % of Issue (1) : 0.011%
        Other Participant Accounts (2) :              33.00
                      Issue Amount (2) :         700,000.00
          Total Received All Funds (2) :              75.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : Mizuho Financial Group, Inc
                            Trade Date : 10/24/05
                 Joint/Lead Manager(s) : Citigroup Global Markets Ltd
                                         Merrill Lynch International
                                         Mizuho International PLC
                                         Mizuho Securities Co Ltd
                                         Morgan Stanley & Co
						International
                                         Nikko Citigroup Ltd
                                         Merrill Lynch Japan Inc
                                         Morgan Stanley Japan Ltd
                                         Nomura Securities Co Ltd
                         Co-Manager(s) : N/A
                         Selling Group : N/A